Exhibit 99.1

Synergy Pharmaceuticals Presents Additional Phase 3 Plecanatide Data in Chronic Idiopathic Constipation at Digestive Disease Week

NEW YORK, May 21, 2016 — Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced additional data from two pivotal phase 3 clinical trials (Study-00 and Study-03) evaluating the efficacy and safety of plecanatide, a once-daily oral tablet, in treating patients with chronic idiopathic constipation (CIC). Data were presented at Digestive Disease Week (DDW) in San Diego.

The primary endpoint for both pivotal trials was the durable overall complete spontaneous bowel movement (CSBM) responder endpoint, as defined by the U.S. Food and Drug Administration (FDA). As previously disclosed, both plecanatide 3 mg and 6 mg doses met the primary endpoint and demonstrated statistical significance in the proportion of patients in the intention-to-treat population who were durable overall CSBM responders compared to placebo during the 12-week treatment period (21.0% in 3 mg and 19.5% in 6 mg dose groups compared to 10.2% in the placebo group; p<0.001 for both doses in Study-00 and 20.1% in 3 mg and 20.0% in 6 mg dose groups compared to 12.8% in the placebo group; p=0.004 for both doses in Study-03). The most common adverse event (AE) was diarrhea (5.9% in 3 mg and 5.7% in 6 mg dose groups compared to 1.3% in the placebo group for Study-00 and 3.2% in 3 mg and 4.5% in 6 mg dose groups compared to 1.3% in the placebo group in Study-03).

“CIC presents a serious burden for patients and there is a significant need for more treatment options that are effective, well tolerated and convenient,” said lead investigator Philip B. Miner, Jr., MD, President and Medical Director of the Oklahoma Foundation for Digestive Research. “The data presented today show that plecanatide has the potential to help patients with constipation increase their frequency of bowel movements with a low rate of diarrhea. I am very encouraged by these data and the potential for plecanatide as a new treatment option for CIC.”

A Phase III Study of the Efficacy and Safety of Plecanatide in the Treatment of Chronic Idiopathic Constipation (Study-00)

•                  Daily treatment with plecanatide significantly improved durable overall CSBM responder rates relative to placebo.

•                  Improvements from baseline in CSBM and SBM frequency were noted as early as week 1 and lasted through end of treatment.

•                  Significantly more patients in plecanatide groups had CSBMs and SBMs within 24 hours of the first dose of study medication.

•                  Abdominal bloating scores improved significantly from baseline over the 12-week treatment period for each dose of plecanatide relative to placebo.

•                  No worsening of bowel symptoms (including CSBM and SBM frequency) and abdominal symptoms relative to baseline was observed during post-treatment follow-up.

•                  Most adverse events (AEs) were mild or moderate in severity. Rates of discontinuation due to AEs were 5.1% in 3 mg and 5.3% in 6 mg dose groups compared to 1.3% in the placebo groups; discontinuations due to diarrhea were 2.7% in 3 mg and 2.6% in 6 mg dose groups compared to 0.4% in the placebo group.

•                  Serious AEs were experienced by less than 1.0% of patients.

In addition to these results from Study-00, data on secondary endpoints from both pivotal trials (Study-00 and Study-03) were also presented at DDW today. In both studies, plecanatide showed statistically significant improvement in stool consistency throughout the treatment period. Additionally, patients in both studies reported statistically significant improvement in constipation severity scores from baseline compared to placebo and higher satisfaction scores relative to placebo.

Effect of Plecanatide on Stool Consistency in the Treatment of Chronic Idiopathic Constipation (CIC): Results from Two Phase 3 Studies

•                  In both phase 3 studies (Study-00, 1346 patients; Study-03, 1337 patients), plecanatide treatment showed statistically significant improvement from baseline in Bristol Stool Form Scale (BSFS) scores compared to placebo, bringing mean stool consistency scores to a normal physiological value (BSFS = 4).

•                  Improvements in stool consistency began in week 1 and lasted throughout the treatment period.

Effect of Plecanatide on Patient Assessments in Chronic Idiopathic Constipation (CIC): Results from Two Phase 3 Studies

•                  Plecanatide-treated patients reported statistically significant improvement in constipation severity scores from baseline compared to placebo that was sustained throughout the 12-week treatment period.

•                  Treatment with plecanatide also led to significant improvements in patient treatment satisfaction scores compared to placebo that were sustained throughout the 12-week treatment period.

•                  Plecanatide-treated patients showed a statistically significant desire for further therapy relative to placebo at the end of the study.

About Chronic Idiopathic Constipation

CIC affects 14 percent of the population in North America, disproportionately impacting women and older adults. People with CIC have persistent symptoms of difficult and infrequent bowel movements. CIC can severely impact people’s daily lives, increasing stress levels and anxiety.

About Plecanatide

Plecanatide is currently being evaluated for use as a once-daily tablet for two functional gastrointestinal (GI) disorders, CIC and irritable bowel syndrome with constipation (IBS-C). Plecanatide is a peptide made up of 16 amino acids. It is structurally similar to uroguanylin with the exception of a single amino acid change. Plecanatide is the first investigational drug designed to replicate the function of uroguanylin, a naturally occurring human GI peptide, by working locally in the upper GI tract to stimulate digestive fluid movement and support regular bowel function. In 2015, Synergy announced positive phase 3 data with plecanatide in two pivotal CIC clinical trials and on January 29, 2016, the company filed its first new drug application (NDA) for plecanatide in CIC. If approved, Synergy plans to launch plecanatide with the CIC indication in the first quarter of 2017. Synergy presently has two ongoing phase 3 clinical trials with plecanatide in IBS-C and intends to file a second NDA in IBS-C by the end of this year.

About Synergy Pharmaceuticals

Synergy is a biopharmaceutical company focused on the development and commercialization of novel GI therapies. The company has pioneered discovery, research and development efforts around uroguanylin analogs for the treatment of functional GI disorders and inflammatory bowel disease. Synergy’s proprietary GI platform is based on uroguanylin and includes two lead product candidates — plecanatide and dolcanatide. For more information, please visit www.synergypharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2015 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

COMPANY CONTACT:

Gem Hopkins

Vice President, Investor Relations and Corporate Communications

212-584-7610

ghopkins@synergypharma.com